As filed with the Securities and Exchange Commission on April 24, 2008
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QUALCOMM INCORPORATED

(Exact name of registrant as specified in its charter)

DELAWARE	95-3685934

(State or other jurisdiction	(I.R.S. employer identification no.)
of incorporation or organization)
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Address of principal executive offices)
QUALCOMM INCORPORATED 2006 LONG-TERM INCENTIVE PLAN
QUALCOMM INCORPORATED AMENDED AND RESTATED 2001 EMPLOYEE STOCK
PURCHASE PLAN

(Full titles of the plans)
PAUL E. JACOBS
CHIEF EXECUTIVE OFFICER
QUALCOMM INCORPORATED
5775 MOREHOUSE DRIVE
SAN DIEGO, CALIFORNIA 92121
858-587-1121

(Name and address of agent for service)
This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed
		maximum offering	Proposed maximum
Title of Securities to	Amount to be	price	aggregate offering	Amount of
be registered[1]	registered[2]	per share[3]	price[3]	registration fee
2006 Long-Term Incentive Plan, as amended Common Stock Par Value $.0001	115,000,000	$41.83	$4,810,450,000	$189,051[4]
Common Stock Par Value $.0001 (from 1991 Stock Option Plan)	964,780	NA	NA	$0[4]
Common Stock Par Value $.0001 (from 2001 Non- Employee Directors’ Stock Option Plan)	41,667	NA	NA	$0[4]
Common Stock Par Value $.0001 (from 1998 Non-Employee Directors’ Stock Option Plan	20,000	NA	NA	$0[4]
Amended and Restated 2001 Employee Stock Purchase Plan Common Stock Par Value $.0001 (from 1996 Non-Qualified Employee Stock Purchase Plan)	23,004	NA	NA	$0[5]
TOTALS	116,049,451	$41.83	$4,810,450,000	$189,051

[1]	The securities to be registered include options and rights to acquire Common Stock.

[2]	Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

[3]	Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of the Common Stock on April 17, 2008, as reported on the NASDAQ Global Select Market.

[4]	The additional shares to be registered by QUALCOMM Incorporated (the “Registrant”) on this Form S-8 Registration Statement under the QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended (the “2006 LTIP”), include 115,000,000 newly authorized shares. The remaining 1,026,447 shares being registered under the 2006 LTIP are shares which were previously available for grant under the QUALCOMM Incorporated 1991 Stock Option Plan, the QUALCOMM Incorporated 2001 Non-Employee Directors’ Stock Option Plan and the QUALCOMM Incorporated 1998 Non-Employee Directors’ Stock Option Plan (the “Prior Plans”). The Registrant previously registered such shares for issuance on Registration Statements on Form S-8 (SEC File Nos. 33-45083, 33-78150, 33-78158, 333-2752, 333-2754, 333-2756, 333-32013, 333-69457, 333-95291, 333-60484, 333-103497 and 333-117626). The Registrant is simultaneously filing post-effective amendments to deregister such shares from the Registration Statements on Form S-8 previously filed with respect to the Prior Plans; accordingly, the associated registration fees previously paid on these shares under the prior Registration Statements are hereby carried forward to cover a portion of the registration fee due under this Registration Statement.

[5]	The additional shares to be registered on this Registration Statement on Form S-8 under the QUALCOMM Incorporated Amended and Restated 2001 Employee Stock Purchase Plan are shares previously registered for issuance under the QUALCOMM Incorporated 1996 Non-Qualified Employee Stock Purchase Plan, which has been amended and restated as part of the Amended and Restated 2001 Employee Stock Purchase Plan. The Registrant previously registered these shares for issuance on a Registration Statement on Form S-8 (SEC File No. 333-2750). The Registrant is simultaneously filing a post-effective amendment to deregister such shares; accordingly, the associated registration fee previously paid on these shares under the prior Registration Statement is hereby carried forward to cover a portion of the registration fee under this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
Item 8. Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.2

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS
ON FORM S-8
The contents of the Registration Statements on Form S-8 listed below are incorporated by reference herein.
Registration Statements filed with respect to the QUALCOMM Incorporated 2006 Long- Term Incentive Plan and the former 2001 Stock Option Plan, which was amended and restated as the 2006 Long-Term Incentive Plan (SEC File No. 333-137692, filed September 29, 2006, SEC File No. 333-103497 filed February 28, 2003, and SEC File No. 333-60484, filed May 8, 2001).
Registration Statements filed with respect to the QUALCOMM Incorporated 2001 Employee Stock Purchase Plan (SEC File No. 333-60484, filed May 8, 2001, and SEC File No. 333-103497, filed February 28, 2003).

Item 8.	Exhibits See Exhibit Index.

SIGNATURE
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement with respect to the QUALCOMM Incorporated 2006 Long-Term Incentive Plan and the 2001 Amended and Restated Employee Stock Purchase Plan to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 24, 2008.

QUALCOMM Incorporated
By:	/s/ Paul E. Jacobs
Paul E. Jacobs, Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY
     The officers and directors of QUALCOMM Incorporated whose signatures appear below, hereby constitute and appoint PAUL E. JACOBS and WILLIAM E. KEITEL, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8 with respect to QUALCOMM Incorporated 2006 Long-Term Incentive Plan and the 2001 Amended and Restated Employee Stock Purchase Plan and any amendment or amendments thereto, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Paul E. Jacobs	Chief Executive Officer and Director	April 24, 2008
Paul E. Jacobs	(Principal Executive Officer)

/s/ William E. Keitel William E. Keitel	Executive Vice President and Chief Financial Officer	April 24, 2008
(Principal Financial and Accounting Officer)

/s/ Irwin Mark Jacobs Irwin Mark Jacobs	Chairman of the Board	April 24, 2008

/s/ Barbara T. Alexander Barbara T. Alexander	Director	April 24, 2008

/s/ Raymond V. Dittamore Raymond V. Dittamore	Director	April 24, 2008

/s/ Robert E. Kahn Robert E. Kahn	Director	April 24, 2008

/s/ Duane A. Nelles Duane A. Nelles	Director	April 24, 2008

/s/ Brent Scowcroft Brent Scowcroft	Director	April 24, 2008

/s/ Marc I. Stern Marc I. Stern	Director	April 24, 2008

EXHIBIT INDEX
4.1	Restated Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2006.

4.2	Certificate of Amendment of Certificate of Designation is incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 30, 2005.

4.3	Amended and Restated Bylaws of the Company are incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2006.

5	Opinion re legality

23.1	Consent of Counsel (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

24	Power of Attorney (included in signature pages to this Registration Statement)

99.1	QUALCOMM Incorporated 2006 Long-Term Incentive Plan, as amended[1]

99.2	QUALCOMM Incorporated Amended and Restated 2001 Employee Stock Purchase Plan[1]

[1]	Filed as exhibits to the Company’s Quarterly Report on Form 10-Q (File No. 000-19528) filed on April 23, 2008.